Exhibit (a)(1)(B)

LETTER OF TRANSMITTAL
TO EXCHANGE WARRANTS
OF
SKYLINE MEDICAL INC.
PURSUANT TO THE OFFER DATED
MARCH 24, 2016

THE TENDER OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M.,
EASTERN TIME ON THE NIGHT OF APRIL 21, 2016 UNLESS THE OFFER IS
EXTENDED

The undersigned represents that I (we) have full authority to surrender without restriction the Series A Warrants for exchange. You are hereby authorized and instructed to prepare in the name of and deliver to the address indicated below (unless otherwise instructed in the boxes in the following page) a certificate representing Series B Warrants. For each Series A Warrant tendered, we will issue 10.2 Series B Warrants, which are subject to cashless exercise at a fixed rate of one share of common stock per Series B Warrant (subject to further adjustments for stock splits, etc.).

Method of delivery of the Series A Warrant(s) is at the option and risk of the owner thereof. See Instruction 1.

Mail or deliver this Letter of Transmittal, or a facsimile, together with the certificate(s) representing your Series A Warrants, to:

Corporate Stock Transfer, Inc.
3200 Cherry Creek Drive South, #430
Denver, CO 80209
Facsimile: 303-282-5800
Phone: 303-282-4800
Toll Free: 877-309-2764

For assistance call the Information Agent, D.F. King & Co., Inc. at (212) 269-5550; Toll-Free: (866) 406-2283.

Name(s) and Address of Registered Holder(s)
If there is any error in the name or address shown below, please make the necessary corrections

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DESCRIPTION OF SERIES A WARRANTS SURRENDERED

(Please complete. Attach separate schedule if needed)

Certificate Number(s) and/or Book-Entry Account Number(s)	Total Number of Warrants Represented by Certificate(s) and/or Book-Entry Account Number(s)

TOTAL WARRANTS

PLEASE READ CAREFULLY THE ENTIRE LETTER OF TRANSMITTAL,

INCLUDING THE ACCOMPANYING INSTRUCTIONS

Ladies and Gentlemen:

The undersigned hereby exchanges the below described Series A Warrants of Skyline Medical Inc. (the “Company”), a corporation incorporated under the laws of the State of Delaware, pursuant to the Company’s Offer Letter dated March 24, 2016 (the “Offer Letter”) and this Letter of Transmittal (which together constitute the “Offer”).

The Board of Directors of the Company has extended the Offer to all holders of the Company’s issued and outstanding Series A Warrants (the “Series A Warrants”) for Series B Warrants (“Series B Warrants”). Pursuant to the Offer, the undersigned has agreed to exchange for each Series A Warrant tendered during the Offer Period 10.2 Series B Warrants.

SERIES A WARRANTS NOT EXCHANGED IN THE OFFER WILL OTHERWISE REMAIN SUBJECT TO THEIR ORIGINAL TERMS.

IT IS NOT THE COMPANY’S CURRENT INTENTION TO CONDUCT ANOTHER OFFER DESIGNED TO INDUCE THE EXCHANGE OF THE SERIES A WARRANTS. HOWEVER, THE COMPANY RESERVES THE RIGHT TO DO SO IN THE FUTURE.

The undersigned acknowledges that the undersigned has been advised to consult with his, her or its own advisors as to the consequences of participating or not participating in the Offer.

The undersigned hereby represents and warrants to the Company that:

(a) the undersigned has good, marketable and unencumbered title to the Series A Warrants, free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to their exchange, sale or transfer, and not subject to any adverse claim;

(b) on request, the undersigned will execute and deliver any additional documents the Company deems necessary to complete the exchange of the Series A Warrants tendered hereby;

(c) the undersigned understands that tenders of Series A Warrants pursuant to the Offer and in the instructions hereto will constitute the undersigned’s acceptance of the terms and conditions of the Offer; and

(d) the undersigned agrees to all of the terms of the Offer.

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All authorities conferred or agreed to be conferred in this Letter of Transmittal shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy, and legal representatives of the undersigned. Except as stated in the Offer, this tender is irrevocable.

Delivery of this Letter of Transmittal and all other documents to an address, or transmission of instructions to a facsimile number, other than as set forth above, does not constitute a valid delivery. Please read carefully the entire Letter of Transmittal, including the accompanying instructions, before checking any box below. This Letter of Transmittal is to be used only if (a) certificates are to be forwarded herewith or (b) delivery of Series A Warrants is to be made by book-entry transfer to the depositary’s account at The Depository Trust Company (“DTC”) pursuant to the procedures set forth in the Offer Letter.

Delivery of documents to DTC does not constitute delivery to Corporate Stock Transfer, LLC (the “Depositary”).

“Expiration Date” means 5:00 P.M., Eastern Time, on April 21, 2016, unless and until the Company, in its sole discretion, extends the Offer, in which case the “Expiration Date” means the latest time and date at which the Offer, as extended, expires.

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THE UNDERSIGNED UNDERSTANDS THAT ACCEPTANCE OF Series A WarrantS BY THE COMPANY FOR EXCHANGE WILL CONSTITUTE A BINDING AGREEMENT
BETWEEN THE UNDERSIGNED AND THE COMPANY UPON THE TERMS AND
SUBJECT TO THE CONDITIONS OF THE OFFER.
NOTE: SIGNATURES MUST BE PROVIDED BELOW.
PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

This Letter of Transmittal is to be completed by a holder of Series A Warrants if either (i) Series A Warrant certificates are to be forwarded with this Letter of Transmittal or (ii) the Series A Warrants the holder is electing to exchange are to be delivered by book-entry transfer pursuant to the procedures set forth in the Offer Letter under Section 2, “Procedure for Participation in the Exchange Offer — Book-Entry Transfer.” Delivery of documents to The Depository Trust Company (“DTC”) or to the Company does not constitute delivery to the Depositary.

The undersigned hereby: (i) elects to exchange the Series A Warrants described under “Election to Exchange” below (Box 1); and (ii) agrees to subscribe for the Series B Warrants, in each case pursuant to the terms and subject to the conditions described in the Offer Letter and this Letter of Transmittal. If the undersigned holds Series A Warrants for beneficial owners, the undersigned represents that it has received from each beneficial owner thereof (collectively, the “Beneficial Owners”) a duly completed and executed form of “Instructions to Registered Holder,” a form of which is attached to the “Letter to Clients” accompanying this Letter of Transmittal, instructing the undersigned to take the action described in this Letter of Transmittal. Subject to, and effective upon, the Company’s acceptance of the undersigned’s election to exchange the Series A Warrants described in Box 1 below, the undersigned hereby assigns and transfers to, or upon the order of, the Company, all right, title and interest in, to, and under the Series A Warrants being exchanged hereby, waives any and all other rights with respect to such Series A Warrants and releases and discharges the Company from any and all claims the undersigned may have now, or may have in the future, arising out of, or related to, such Series A Warrants.

The undersigned hereby irrevocably constitutes and appoints the Depositary as the true and lawful agent and attorney-in-fact of the undersigned with respect to the Series A Warrants the undersigned is electing to exchange, with full power of substitution (the power of attorney being deemed to be an irrevocable power coupled with an interest), to deliver the Series A Warrants the undersigned is electing to exchange to the Company or cause ownership of such Series A Warrants to be transferred to, or upon the order of, the Company, on the books of the Depositary and deliver all accompanying evidences of transfer and authenticity to, or upon the order of, the Company upon receipt by the Company’s Depositary, as the undersigned’s agent, of the Series B Warrants to which the undersigned is entitled upon acceptance by the Company of the undersigned’s election to exchange Series A Warrants pursuant to the Offer.

Unless otherwise indicated under “Special Issuance Instructions” below (Box 2), please issue the Series B Warrants for the exchanged Series A Warrants in the name(s) of the undersigned. Similarly, unless otherwise indicated under “Special Delivery Instructions” below (Box 3), please send or cause to be sent the certificates for the Shares (and accompanying documents, as appropriate) to the undersigned at the address shown above under “Description of Series A Warrants” (on the cover page of this Letter of Transmittal) or provide the name of the account with the Depositary or at DTC to which the Series B Warrants should be issued.

The undersigned understands that elections to exchange Series A Warrants pursuant to the procedures described under Section 1, “General Terms of the Exchange Offer” in the Offer Letter and in the instructions to this Letter of Transmittal will constitute a binding agreement between the undersigned and the Company upon the terms of the Offer set forth in the Offer Letter under the caption Section 1, “General Terms of the Exchange Offer,” and subject to the conditions of the Offer set forth in the Offer Letter under Section 2, “Procedures for Participation in the Exchange Offer – Conditions to the Exchange Offer,” subject only to withdrawal of elections to exchange on the terms set forth in the Offer Letter under Section 3, “Withdrawal Rights.” All authority conferred in this Letter of Transmittal or agreed to be conferred will survive the death, bankruptcy or incapacity of the undersigned and any Beneficial Owner(s), and every obligation of the undersigned of any Beneficial Owners under this Letter of Transmittal will be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned and such Beneficial Owner(s).

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The undersigned hereby represents and warrants that it has full power and authority to exchange, assign and transfer the Series A Warrants the undersigned has elected to exchange pursuant to this Letter of Transmittal. The undersigned and each Beneficial Owner will, upon request, execute and deliver any additional documents reasonably requested by the Company or the Company’s Depositary as necessary or desirable to complete and give effect to the transactions contemplated hereby.

NOTE: SIGNATURES MUST BE PROVIDED BELOW.
PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY BEFORE
COMPLETING THE BOXES.

☐ CHECK HERE IF THE SERIES A WARRANTS ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER, AND COMPLETE BOX 4 BELOW.

Name:

Address:

Box 1 ELECTION TO EXCHANGE

A Number of Series A Warrants Being Exchanged	B Series B Warrants to be Issued

Box 2
SPECIAL ISSUANCE INSTRUCTIONS

To be completed ONLY if certificates for Series A Warrants exchanged hereby are to be issued in the name of someone other than the undersigned.
Issue certificates:

Name(s)

(please print)
Address(es)

(please print)

Box 3
SPECIAL DELIVERY INSTRUCTIONS

To be completed ONLY if certificates for Series A Warrants of the Company exchanged are to be mailed to someone other than the undersigned, or to the undersigned at an address other than that shown below.
Mail Certificates:

Name(s)

(please print)
Address(es)

(please print)

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Box 4
USE OF BOOK ENTRY TRANSFER

To be completed ONLY if delivery of Series A Warrants is to be made by book-entry transfer.

Name of Tendering Institution:

Participant Account Number:

Transaction Code Number:

Box 5
EXERCISING HOLDER SIGNATURE

PLEASE SIGN HERE
(To be completed by all Series A Warrant holders)
(U.S. Holders Please Also Complete the Enclosed IRS Form W-9)
(Non U.S.-Holders Please Obtain and Complete IRS Form W-8BEN or Other Applicable IRS Form W-8)

(Signature of Registered Holder(s) or Authorized Signatory)

Name(s)

(please print)
Address(es)

Capacity (full title):

Area Code and Telephone Number:

Tax Identification or Social Security No.

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Box 6 GUARANTEE OF SIGNATURE(S) (For use by Eligible Institutions only; see Instruction 1)
Name of Firm:
Authorized Signature:
Name:
Title:
Address:
Area Code and Telephone Number:
Dated:____________, 201_

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INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

1.	GUARANTEE OF SIGNATURE.

No signature guarantee is required if either:

(a) this Letter of Transmittal is signed by the registered holder of the Series A Warrants exactly as the name of the registered holder appears on the certificate tendered with this Letter of Transmittal and such owner has not completed the box entitled “Special Delivery Instructions” or “Special Issuance Instructions;” or

(b) such Series A Warrants are tendered for the account of a member firm of a registered national securities exchange, a member of the Financial Industry Regulatory Authority (“FINRA”) or a commercial bank or trust company (not a savings bank or savings and loan association) having an office, branch or agency in the United States which is a participant in an approval Signature Guarantee Medallion Program (each such entity, an “Eligible Institution”); or

(c) the Holders of such Series A Warrants reside outside of the U.S. and are not otherwise tendering the Series A Warrants in the U.S.

In all other cases, an Eligible Institution must guarantee all signatures on this Letter of Transmittal. See Instruction 5.

2.	DELIVERY OF LETTER OF TRANSMITTAL AND CERTIFICATES

•         certificates for Series A Warrants are delivered with it to the Depositary; or

•          Series A Warrants are exchanged pursuant to the procedure for tender by book-entry transfer set forth in Section 2 of the Offer Letter.

Unless Series A Warrants are being tendered by book-entry transfer, as described below, (a) a properly completed and duly executed Letter of Transmittal or duly executed and manually signed facsimile copy of it, in accordance with the instructions of the Letter of Transmittal (including any required signature guarantees), (b) certificates for the Series A Warrants being exchanged, and (c) any other documents required by the Letter of Transmittal should be mailed or delivered to the Depositary at the appropriate address set forth on the front page of this document and must be received by the Depositary prior to the expiration of the Offer. If certificates are forwarded to the Depositary in multiple deliveries, a properly completed and duly executed Letter of Transmittal must accompany each such delivery.

Series A Warrants may be validly tendered pursuant to the procedures for book-entry transfer as described in the Offer Letter. In order for Series A Warrants to be validly tendered by book-entry transfer, the Depositary must receive, prior to the Expiration Date, (a) confirmation of such delivery and (b) either a properly completed and executed Letter of Transmittal (or manually signed facsimile thereof) or an Agent’s Message if the tendering Series A Warrant holder has not delivered a Letter of Transmittal, and (c) all documents required by the Letter of Transmittal. The term “Agent’s Message” means a message, transmitted by DTC to, and received by, the Depositary and forming a part of a Book-Entry Confirmation, which states that DTC has received an express acknowledgment from the participant in DTC exchanging the Series A Warrants that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and that the Company may enforce such agreement against the participant. If you are tendering by book-entry transfer, you must expressly acknowledge that you have received and agreed to be bound by the Letter of Transmittal and that the Letter of Transmittal may be enforced against you.

The method of delivery of all documents, including Series A Warrant certificates, the Letter of Transmittal and any other required documents, is at the election and risk of the tendering Series A Warrant holder, and the delivery will be deemed made only when actually received by the Depositary. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

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Except as specifically permitted by the Offer Letter, no alternative or contingent exchanges will be accepted.

3.	INADEQUATE SPACE. If the space provided in the box captioned “Description of Series A Warrants Exchanged” is inadequate, the certificate number(s) and/or the book-entry account number(s) and/or the number of Series A Warrants should be listed on a separate signed schedule and attached to this Letter of Transmittal.

4.	SERIES A WARRANTS EXCHANGED. Series A Warrant holders who choose to participate in the Offer may exchange some or all of such holder’s Series A Warrants pursuant to the terms of the Offer.

5.	SIGNATURES ON LETTER OF TRANSMITTAL.

(a) If this Letter of Transmittal is signed by the registered holder(s) of the Series A Warrants tendered hereby, the signature(s) must correspond exactly with the name(s) as written on the face of the certificate(s) without any change whatsoever.

(b) If the Series A Warrants are held of record by two or more persons or holders, all such persons or holders must sign this Letter of Transmittal.

(c) If any tendered Series A Warrants are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal (or photocopies of it) as there are different registrations of certificates.

(d) When this Letter of Transmittal is signed by the registered holder(s) of the Series A Warrants listed and transmitted hereby, no endorsement(s) of certificate(s) representing such Series A Warrants or separate instruments of transfer are required. EXCEPT AS OTHERWISE PROVIDED IN INSTRUCTION 1, SIGNATURE(S) ON SUCH CERTIFICATE(S) MUST BE GUARANTEED BY AN ELIGIBLE INSTITUTION. If this Letter of Transmittal is signed by a person other than the registered holder(s) of the certificate(s) listed, the certificate(s) must be endorsed or accompanied by appropriate instruments of transfer, in either case signed exactly as the name(s) of the registered holder(s) appears on the certificate(s), and the signature(s) on such certificate(s) or share power(s) must be guaranteed by an Eligible Institution. See Instruction 1.

(e) If this Letter of Transmittal or any certificate(s) or share power(s) are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and must submit proper evidence satisfactory to the Company of the authority so to act. If the certificate has been issued in the fiduciary or representative capacity, no additional documentation will be required.

6.	SPECIAL DELIVERY AND SPECIAL ISSUANCE INSTRUCTIONS. If certificates for Series B Warrants upon exchange of the Series A Warrants are to be issued in the name of a person other than the signer of the Letter of Transmittal or if such certificates are to be sent to someone other than the person signing the Letter of Transmittal or to the signer at a different address, the boxes captioned “Special Issuance Instructions” and/or “Special Delivery Instructions” on this Letter of Transmittal must be completed as applicable and signatures must be guaranteed as described in Instruction 1.

7.	IRREGULARITIES. All questions as to the number of Series A Warrants to be accepted, the validity, form, eligibility (including time of receipt) and acceptance of any tender of Series A Warrants will be determined by the Company in its sole discretion, which determinations shall be final and binding on all parties, subject to the judgment of any court. The Company reserves the absolute right to reject any or all tenders of Series A Warrants it determines not to be in proper form or to reject those Series A Warrants, the acceptance of which may, in the opinion of the Company’s counsel, be unlawful, subject to the judgment of any court. The Company also reserves the absolute right to waive any of the conditions of the Offer and any defect or irregularity in the tender of any particular Series A Warrant, and the Company’s interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties, subject to the judgment of any court. No tender of Series A Warrants will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Company shall determine. Neither the Company nor any other person is or will be obligated to give notice of any defects or irregularities in tenders, and none of them will incur any liability for failure to give any such notice.

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8.	QUESTIONS AND REQUESTS FOR ASSISTANCE AND ADDITIONAL COPIES. Please direct questions or requests for assistance, or for additional copies of the Offer Letter, Letter of Transmittal or other materials, in writing to:

D.F. King & Co., Inc.
48 Wall Street
New York, NY 10005

Series A Warrantholders and banks and brokerage firms, please call:
Main Phone: (212) 269-5550

Toll-Free: (866) 406-2283
You may also email your requests to sklnu@dfking.com.

IMPORTANT: THIS LETTER OF TRANSMITTAL (OR A PHOTOCOPY THEREOF) TOGETHER WITH WARRANT CERTIFICATES AND ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY THE DEPOSITARY ON OR PRIOR TO 5:00 P.M., EASTERN TIME ON THE EXPIRATION DATE (AS DEFINED IN THE OFFER).

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